Bitcoin Depot Reports Fourth Quarter and Full Year 2023 Financial Results

FY 2023 Record Revenue of $689 Million, Up 7% Year-over-Year

FY 2023 Net Income of $1.6 Million, Down 54% Year-over-Year

FY 2023 Record Adjusted EBITDA (non-GAAP) of $56 Million, Up 37% Year-over-Year

Strengthens Footprint and Continues Business Momentum in the First Quarter of 2024

Provides First Quarter 2024 Guidance for Revenue and Adjusted EBITDA

ATLANTA – March 25, 2023 – Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported financial results for the fourth quarter and full year ended December 31, 2023. Bitcoin Depot will host a conference call and webcast at 11:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

“Bitcoin Depot had its strongest year ever in 2023 as we delivered $689 million in revenue, $56 million in Adjusted EBITDA, and had sustained strength in customer traffic and transaction volume,” said Brandon Mintz, CEO and Founder of Bitcoin Depot. “We continued to advance our growth strategy by expanding the number of Bitcoin access points across North America while optimizing our footprint to drive an improvement in profitability. Looking ahead, Bitcoin Depot is well positioned to deliver profitable growth going forward while supporting our mission to safely, securely and efficiently bring Bitcoin to the masses. We see opportunities for accelerated market share growth and aim to have over 8,000 kiosks installed by the end of 2024, the largest installed fleet of Bitcoin ATMs in our history.”

Fourth Quarter and Full-Year 2023 Financial Results

Revenue in the fourth quarter of 2023 was $148.4 million, down 1% from $149.7 million for the fourth quarter of 2022. For the full year, revenue increased 7% to $689.0 million compared to $646.8 million in the prior year.

Gross Profit in the fourth quarter of 2023 was $17.9 million, up 23% from $14.6 million for the fourth quarter of 2022. Gross Profit margin in the fourth quarter of 2023 was 12.1% compared to 9.8% in the fourth quarter of 2022. For the full year, Gross Profit increased 64% to $87.8 million compared to $53.5 million in the prior year and Gross Profit margin was 12.8% compared to 8.3% in the prior year.

Total operating expenses were $17.0 million for the fourth quarter of 2023, compared to $14.8 million for the fourth quarter of 2022. For the full year, operating expenses were $69.8 million compared to $55.8 million in the prior year.

Net loss for the fourth quarter of 2023 was $1.5 million, compared to a net loss of $0.5 million for the fourth quarter of 2022. For the full year, net income was $1.6 million compared to net income of $3.5 million in the prior year.

Adjusted EBITDA, a non-GAAP measure, in the fourth quarter of 2023 was $9.0 million, compared to Adjusted EBITDA of $11.4 million for the fourth quarter of 2022. For the full year, Adjusted EBITDA was $56.4 million compared to $41.2 million in the prior year. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $26.4 million as of the end of the fourth quarter of 2023.

2023 Highlights

1.
Completed software conversion to BitAccess across the Company’s full BTM fleet. The completion of the conversion vertically integrates Bitcoin Depot’s hardware and software, eliminating previous annual software licensing fees.
2.
Closed its previously announced business combination with GSR II Meteora Acquisition Corp. on June 30th and subsequently began trading on the Nasdaq on July 3rd.
3.
Announced multiple partnerships with convenience store brands with locations spanning across several states to increase Bitcoin Depot’s fleet of deployed kiosks, including FastLane, Gas Express, High’s, Majors Management, Stinker Stores, GetGo® Café + Market, and Jacksons Food Store.
4.
Expanded BDCheckout program into three additional states and over 725 additional locations across a variety of convenience store partners through an ongoing partnership with a leading global payments technology company.
5.
Announced distribution partnership with CORD Financial Services to distribute Bitcoin Depot kiosks across the U.S.
6.
Secured preferred BTM vendor status with National Retail Association, AATAC, a national trade association of retailers, distributors, vendor suppliers and partners for the convenience store and retail industries.
7.
Hired a new Chief Technology Officer to lead software development efforts.

Q1 2024 and Recent Highlights

8.
Announced the sale of 50 new BTM kiosks to Sopris Capital as part of the Company’s franchise program.
9.
Purchased 900 additional Bitcoin ATMs for Q1 2024 Expansion.
10.
Announced expansion deal with a leading operator of convenience stores across 63 stores.
11.
Announced deployment of 940 Bitcoin Depot kiosks in convenience store locations across 24 states beginning in Q1 of 2024.
12.
Announced the expansion of the Company’s sales team with the hiring of 13 new sales representatives.

Guidance

Based on current market conditions, Bitcoin Depot expects consolidated revenue in the first quarter of 2024 to range between $137 million and $138 million compared to $163.6 million in the first quarter of 2023. Bitcoin Depot expects Adjusted EBITDA (non-GAAP) in the first quarter of 2024 to range between $5 million – $6 million compared to net income of $6.1 million and Adjusted EBITDA of $13.6 million in the first quarter of 2023.

For important disclosures about Adjusted EBITDA, see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Conference Call

Bitcoin Depot will hold a conference call at 11:00 a.m., Eastern time (8:00 a.m. Pacific time), today to discuss its financial results for the fourth quarter and full year ended December 31, 2023.

Call Date: Monday, March 25, 2024

Time: 11:00 a.m. Eastern time (8:00 a.m. Pacific time)

U.S. dial-in: 646-307-1963

International dial-in: 800-715-9871

Conference ID: 2505953

The conference call will broadcast live and be available for replay here following the call.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 1-949-574-3860.

A replay of the call will be available beginning after 3:00 p.m. Eastern time on March 25, 2024 through April 1, 2024.

U.S. replay number: 609-800-9909

International replay number: 800-770-2030

Conference ID: 2505953

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to Bitcoin at Bitcoin Depot’s kiosks and at thousands of name-brand retail locations through its BDCheckout product. The Company has the largest market share in North America with approximately 6,339 kiosk locations as of December 31, 2023. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, worldwide growth in the adoption and use of cryptocurrencies, and our guidance regarding our generation of revenue and Adjusted EBITDA for Q12024. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2023	2022
	(unaudited)
Assets
Current:
Cash and cash equivalents	$26,388	$37,540
Cryptocurrencies	712	540
Accounts receivable, net	245	263
Prepaid expenses and other current assets	6,538	2,015
Total current assets	33,883	40,358
Property and equipment:
Furniture and fixtures	635	618
Leasehold improvements	172	172
Kiosk machines - owned	24,222	15,234
Kiosk machines - leased	20,524	36,591
Vehicles	—	17
Total property and equipment	45,553	52,632
Less: accumulated depreciation	(20,699)	(13,976)
Total property and equipment, net	24,854	38,656
Intangible assets, net	3,836	5,351
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	484	302
Deposits	412	17
Deferred tax assets	4,027	—
Total assets	$76,213	$93,401

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	As of December 31,
	2023	2022
	(unaudited)
Liabilities and Stockholders’ Equity and Member’s Equity
Current:
Accounts payable	$8,320	$8,119
Accrued expenses and other current liabilities	19,745	11,309
Note payable	3,985	8,050
Income taxes payable	2,272	647
Deferred revenue	297	19
Operating lease liabilities, current portion	319	228
Current installments of obligations under finance leases	6,801	18,437
Other tax payable	700	—
Total current liabilities	$42,439	$46,809
Long-term liabilities
Note payable, non-current	17,101	29,522
Operating lease liabilities, non-current	279	247
Obligations under finance leases, non-current	2,848	6,140
Deferred income tax, net	805	1,239
Tax receivable agreement liability	2,582	—
Total Liabilities	$66,054	$83,957
Commitments and Contingencies (Note 22)
Stockholders’ Equity and Member’s Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 3,125,000 shares issued and outstanding, at December 31, 2023	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 13,671,691 shares issued, and 13,551,047 shares outstanding at December 31, 2023	1	—
Class B common stock, $0.0001 par value; 20,000,000 authorized, no shares issued and outstanding at December 31, 2023	—	—
Class E common stock, $0.0001 par value; 2,250,000 authorized, 1,075,761 shares issued and outstanding at December 31, 2023	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, no shares issued and outstanding at December 31, 2023	—	—
Class O common stock, $0.0001 par value; 800,000,000 authorized, no shares issued and outstanding at December 31, 2023	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 44,100,000 shares issued and outstanding at December 31, 2023	4	—
Treasury stock	(279)	—
Additional paid-in capital	17,933	—
Retained earnings (accumulated deficit)	(30,991)	—
Equity attributed to Legacy Bitcoin Depot	—	7,396
Accumulated other comprehensive loss	(203)	(182)
Total Stockholders’ Equity (Deficit) and Equity Attributable to Legacy Bitcoin Depot	$(13,535)	$7,214
Equity attributable to non-controlling interests	23,694	2,230
Total Stockholders’ Equity and Member’s Equity	$10,159	$9,444
Total Liabilities and Stockholders’ Equity and Member’s Equity	$76,213	$93,401

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(in thousands, except share and per share amounts)

	Year ended December 31,
	2023	2022
	(unaudited)
Revenue	$688,967	$646,830
Cost of revenue (excluding depreciation and amortization)	588,637	574,535
Operating expenses:
Selling, general, and administrative	57,046	36,991
Depreciation and amortization	12,788	18,783
Total operating expenses	$69,834	$55,774
Income from operations	$30,496	$16,521
Other (expense) income:
Interest (expense)	(11,926)	(12,318)
Other (expense) income	(16,626)	118
(Loss) gain on foreign currency transactions	(289)	(380)
Total other (expense)	$(28,841)	$(12,580)
Income before provision for income taxes and non- controlling interest	1,655	3,941
Income tax benefit (expense)	(8)	(395)
Net income	$1,647	$3,546
Net income attributable to Legacy Bitcoin Depot unit holders	12,906	3,980
Net income (loss) attributable to non-controlling interest	13,172	(434)
Net (loss) attributable to Bitcoin Depot Inc.	$(24,431)	$-
Other comprehensive income (loss), net of tax
Net income	$1,647	$3,546
Foreign currency translation adjustments	66	(110)
Total comprehensive income	$1,713	$3,436
Comprehensive income attributable to Legacy Bitcoin Depot unit holders	12,885	3,870
Comprehensive income (loss) attributable to non-controlling interest	13,259	(434)
Comprehensive loss attributable to Bitcoin Depot Inc.	$(24,431)	$-

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, stock-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of revenue to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

	Year Ended December 31,
(in thousands)	2023	2022
	(unaudited)
Net income	$1,647	$3,546
Adjustments:
Interest expense	11,926	12,318
Income tax (benefit) expense	8	395
Depreciation and amortization	12,788	18,783
Expense related to the PIPE transaction	14,785	—
Non-recurring expenses (1)	9,298	4,879
Stock based compensation	2,523	1,230
Special bonus (2)	3,040	—
Expenses associated with the termination of the phantom equity participation plan	350	—
Adjusted EBITDA	$56,365	$41,151
Adjusted EBITDA margin (3)	8.2%	6.4%

(1)
Comprised of non-recurring professional service fees.
(2)
Amount includes (A) Transaction bonus and related taxes to employees of approximately $1.4 million and (B) Founder Transaction bonus as a result of close of the Merger, of approximately $1.6 million, recognized as stock-based compensation, for the year ended December 31, 2023.
(3)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

	Year Ended December 31,
(in thousands)	2023	2022
	(unaudited)
Revenue	$688,967	$646,830
Cost of revenue (excluding depreciation and amortization)	(588,637)	(574,535)
Depreciation and amortization excluded from cost of revenue	(12,455)	(18,783)
Gross Profit	$87,875	$53,512
Adjustments:
Depreciation and amortization excluded from cost of revenue	$12,455	$18,783
Adjusted Gross Profit	$100,330	$72,295
Gross Profit Margin (1)	12.8%	8.3%
Adjusted Gross Profit Margin (1)	14.6%	11.2%

(1)
Calculated as a percentage of revenue

Contacts:

Investors
Cody Slach, Alex Kovtun
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com

Media
Zach Kadletz, Brenlyn Motlagh, Ryan Deloney
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com